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                                                                    EXHIBIT 99.1

                             EVI WEATHERFORD, INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 17, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of EVI Weatherford, Inc. ("EVI") hereby appoints Bernard J. Duroc-Danner and Curtis W. Huff, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of EVI that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of EVI to be held on August 17, 1998, at 9:00 a.m., Houston time, at The Luxury Collection Hotel of Houston, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated July 13, 1998:

(1) Proposal to approve the acquisition by merger of Christiana Companies, Inc. ("Christiana") pursuant to an Agreement and Plan of Merger dated December 12, 1997, as amended, among EVI, Christiana, C2, Inc. ("C2") and Christiana Acquisition, Inc. for (i) 3,897,462 shares of EVI common stock, $1.00 par value, (ii) cash in an amount equal to the amount of cash of Christiana as of the effective time of the merger less the sum of (x) Christiana's accrued taxes (without giving effect to the value of certain tax deductions to be retained by Christiana) and other liabilities as of such time that are not assumed by C2 and (y) $10.0 million, and (iii) a contingent cash payment of up to $10.0 million payable five years after the effective date of the merger or earlier under certain circumstances to the extent such funds are not required to satisfy contingent claims against Christiana and various indemnity obligations, all more specifically described in the accompanying Joint Proxy Statement/ Prospectus.

               FOR                AGAINST            ABSTAIN
               [ ]                  [ ]                [ ]

(2) To approve a postponement or adjournment of the meeting to solicit additional votes in the event that there are not sufficient votes to approve the foregoing proposal.

               FOR                AGAINST            ABSTAIN
               [ ]                  [ ]                [ ]

(3) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. Receipt of the Joint Proxy Statement/Prospectus dated July 13, 1998, is hereby acknowledged.

                                           -------------------------------------

                                           -------------------------------------
                                           Signature of Stockholder(s)

                                           Please sign your name exactly as it
                                           appears hereon. Joint owners must
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give your full title
                                           as it appears thereon.

                                           Dated: _______________________, 1998

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.